UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 16, 2009

OCCIDENTAL PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10889 Wilshire Boulevard Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code:

(310) 208-8800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Election of Directors

On July 16, 2009, the Board of Directors of Occidental Petroleum Corporation increased the size of its Board from 12 to 13 directors in order to elect former U.S. Secretary of Commerce Carlos M. Gutierrez, 55, to the Board. Prior to his government service, Secretary Gutierrez was Chairman and CEO of Kellogg Company. He currently serves as a director of United Technologies and Corning Inc. A copy of the press release of Occidental announcing Secretary Gutierrez's election is attached as Exhibit 99.1 and is incorporated herein by reference.

The Board has determined that Secretary Gutierrez is independent under the New York Stock Exchange listing standards and Occidental's Director Independence Standards. There is no arrangement or understanding between Secretary Gutierrez and any other persons pursuant to which Secretary Gutierrez was selected as a director, and there are no related party transactions involving Secretary Gutierrez that are reportable under Item 404(a) of Regulation S-K.

Secretary Gutierrez has not been appointed to any Board Committees.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

99.1	Press release dated July 16, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: July 20, 2009	/s/ ROY PINECI
Roy Pineci, Vice President, Controller and Principal Accounting Officer

EXHIBIT INDEX

99.1	Press release dated July 16, 2009.